Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re:	Chapter 11 Case No.

Lehman Brothers Holdings Inc., et al.,	08-13555 Jointly Administered
Debtors.

BALANCE SHEETS

AS OF OCTOBER 2, 2014

MANAGEMENT’S DISCUSSION AND ANALYSIS

AND ACCOMPANYING SCHEDULES

DEBTORS’ ADDRESS:	LEHMAN BROTHERS HOLDINGS INC. c/o MICHAEL S. LETO, CHIEF FINANCIAL OFFICER 1271 AVENUE OF THE AMERICAS 40th FLOOR NEW YORK, NY 10020

DEBTORS’ ATTORNEYS:	WEIL, GOTSHAL & MANGES LLP c/o JACQUELINE MARCUS, GARRETT A. FAIL 767 FIFTH AVENUE NEW YORK, NY 10153

REPORT PREPARER:	LEHMAN BROTHERS HOLDINGS INC., AS PLAN ADMINISTRATOR

Date: January 30, 2015

Balance Sheets as of October 2, 2014 (Unaudited)

QUESTIONS

The Company has established an email address to receive questions from readers regarding this presentation and its other financial disclosures. The Company plans to review questions received, and for those subjects which the Company determines a response would not (i) violate a confidentiality provision, (ii) place the Company in a competitive or negotiation disadvantage, or (iii) be unduly burdensome relative to the value of information requested, the Company shall endeavor to post a responses (maintaining the anonymity of the questions’ origination). The Company assumes no obligation to respond to email inquiries.

Please email questions, with document references as needed, to:

QUESTIONS@lehmanholdings.com

The Company’s posted responses were last updated on October 31, 2014, and can be found on the Epiq website maintained for the Company:

www.lehman-docket.com under Key Documents, Responses to Questions Submitted

Balance Sheets as of October 2, 2014 (Unaudited)

I. Schedule of Debtors

The following entities (the “Debtors”) filed for bankruptcy in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) on the dates indicated below. On December 6, 2011, the Bankruptcy Court confirmed the Modified Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors (the “Plan”). On March 6, 2012, the “Effective Date” (as defined in the Plan) occurred. The Debtors’ Chapter 11 cases remain open as of the date hereof.

	Case No.	Date Filed
Lehman Brothers Holdings Inc. (“LBHI”)	08-13555	9/15/2008
LB 745 LLC	08-13600	9/16/2008
PAMI Statler Arms LLC	08-13664	9/23/2008
Lehman Brothers Commodity Services Inc. (“LBCS”)	08-13885	10/3/2008
Lehman Brothers Special Financing Inc. (“LBSF”)	08-13888	10/3/2008
Lehman Brothers OTC Derivatives Inc. (“LOTC”)	08-13893	10/3/2008
Lehman Brothers Derivative Products Inc. (“LBDP”)	08-13899	10/5/2008
Lehman Commercial Paper Inc. (“LCPI”)	08-13900	10/5/2008
Lehman Brothers Commercial Corporation (“LBCC”)	08-13901	10/5/2008
Lehman Brothers Financial Products Inc. (“LBFP”)	08-13902	10/5/2008
Lehman Scottish Finance L.P.	08-13904	10/5/2008
CES Aviation LLC	08-13905	10/5/2008
CES Aviation V LLC	08-13906	10/5/2008
CES Aviation IX LLC	08-13907	10/5/2008
East Dover Limited	08-13908	10/5/2008
Luxembourg Residential Properties Loan Finance S.a.r.l (“Lux Resi”)	09-10108	1/7/2009
BNC Mortgage LLC	09-10137	1/9/2009
LB Rose Ranch LLC	09-10560	2/9/2009
Structured Asset Securities Corporation	09-10558	2/9/2009
LB 2080 Kalakaua Owners LLC	09-12516	4/23/2009
Merit LLC (“Merit”)	09-17331	12/14/2009
LB Somerset LLC (“LBS”)	09-17503	12/22/2009
LB Preferred Somerset LLC (“LBPS”)	09-17505	12/22/2009

Balance Sheets as of October 2, 2014 (Unaudited)

II. Notes to the Balance Sheets and Management’s Discussions & Analysis

Note 1 – Basis of Presentation

Objectives

On the Effective Date, the Plan became effective and the Debtors emerged from bankruptcy with a new Board of Directors (LBHI’s Board of Directors hereinafter referred to as the “Board”). The Company continues to pursue the objectives of asset value maximization and timely distributions to creditors of available cash through the optimal execution of an orderly wind down process and the judicious and timely resolution of claims. Pursuant to the Plan, the Company has made and expects to continue to make semi-annual distributions to creditors of all Debtors, with each entity subject to review at each distribution date.

Basis of Presentation

The information and data included in the Balance Sheets, including the Notes to the Balance Sheets and Management’s Discussion and Analysis (“MD&A”) and Accompanying Schedules (collectively, the “Balance Sheets”), are derived from sources available to the Debtors and Debtor-Controlled Entities (collectively, the “Company”). The MD&A previously reported in a separate section of the Balance Sheets is now combined with the Notes to the Balance Sheets. The term “Debtor-Controlled Entities” refers to those entities that are directly or indirectly controlled by LBHI and have not filed for protection under Chapter 11 of the Bankruptcy Code. Debtor-Controlled Entities excludes, among others, certain entities (such as Lehman Brothers Inc. (“LBI”), Lehman Brothers International (Europe) (in administration) (“LBIE”) and Lehman Brothers Japan (“LBJ”)) that were not managed or controlled by a Debtor as of the Effective Date and are under separate administrations in the U.S. or abroad, including proceedings under the Securities Investor Protection Act (collectively, “Non-Controlled Affiliates”).

LBHI (on September 15, 2008) and certain Other Debtors (on various dates, each referred to as the respective “Commencement Dates”) filed for protection under Chapter 11 of the Bankruptcy Code and are referred to herein as “Debtors.”

The Company has prepared the Balance Sheets based on the information available to the Company at this time; however, such information may be incomplete and may be materially deficient. Material uncertainties continue to exist regarding the ultimate value realizable from the Company’s assets, the timing of asset recoveries, future costs, and the eventual level of allowed creditors’ claims. Accordingly, the Balance Sheets are not meant to be relied upon as a complete description of the Company, its business, condition (financial or otherwise), results of operations, prospects, assets or liabilities. The Company reserves all rights to revise this report.

In preparing these Balance Sheets, the Company made various estimates and assumptions based on information available to the Company. As such, this report contains forward-looking statements that involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements containing information regarding the intent, belief or current expectation of the Company and members of its management. Accordingly, the financial information herein is subject to change and any such change may be material.

The Balance Sheets should be read in conjunction with the Company’s previous filings, including the Post-D6 Cash Flow Estimates, Form 8-K reports as filed with the United States Securities and Exchange Commission (“SEC”), and the Plan and related Disclosure Statement (the “Disclosure Statement”) dated August 31, 2011, and other documents filed after the Commencement Dates with various regulatory agencies or the Bankruptcy Court by LBHI, Other Debtors and Debtor-Controlled Entities.

Balance Sheets as of October 2, 2014 (Unaudited)

Note 1 – Basis of Presentation (continued)

The Balance Sheets:

•	Reflect financial information as of October 2, 2014, to include distributions to holders of Allowed Claims as part of the sixth Plan distribution on October 2, 2014 (“D6”) and to align with the reporting methodology in the Post-D6 Cash Flow Estimates;

•	Are not audited nor prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”);

•	Do not reflect period-end adjustments, including accruals;

•	Do not reflect certain off-balance sheet commitments, including, but not limited to, those relating to real-estate and private equity partnerships made by the Company;

•	Include certain items that remain under continuing review by the Company and may be accounted for differently in future Balance Sheets.

Trends and Uncertainties

The Company owns real estate, private equity investments, loans, derivatives contracts, and other assets in a wide variety of local, domestic and global markets, and as such, in future periods the values of these assets are subject to trends, events and factors beyond the Company’s control, including but not limited to: the local, domestic and global economic environment; changes in budget, tax and fiscal policies in the U.S. and other countries; fluctuations in debt and equity markets, interest rates, and currency exchange rates; litigation risk; and changes in regulatory requirements.

Note 2 – Use of Estimates

In preparing the Balance Sheets, the Company utilizes various estimates that affect reported amounts and disclosures. For example, estimates are used to determine expected recoverable amounts from certain financial instruments and other assets, and to establish claims amounts and various reserves.

Estimates are based on available information and judgment. As more information becomes available to the Company, including the outcome of various negotiations and litigations, the Company may revise estimates accordingly.

Note 3 – Cash and Short-Term Investments

Cash and short-term investments include:

•	demand deposits;

•	interest-bearing deposits with banks;

•	U.S. and foreign money-market funds;

•	U.S. government obligations;

•	U.S. government guaranteed securities;

•	investment grade corporate bonds and commercial paper; and

•	AAA-rated asset-backed securities secured by auto loans and credit card receivables.

The majority of the Company’s short-term investments mature by December 31, 2014.

Balance Sheets as of October 2, 2014 (Unaudited)

Note 4 – Cash and Short-Term Investments Pledged or Restricted

The following table summarizes the components of restricted cash as of October 2, 2014:

	Debtors					Debtor- Controlled Entities	Total Debtors and Debtor- Controlled Entities

	LBHI	LBSF	LCPI	Other	Total
($ in millions)
Reserves for Claims:
Disputed unsecured claims (1)	$2,168	$1,769	$16	$383	$4,337	$—	$4,337
Tax claims (2)	390	117	—	4	511	—	511
Distributions on Allowed Claims (not remitted) (3)	157	58	349	1	565	—	565
Secured, Admin, Priority Claims and Other (4)	99	20	9	10	137	—	137

Subtotal, Claims Reserves	2,814	1,964	373	399	5,551	—	5,551
Cash pledged to JPMorgan (CDA) (5)	285	—	—	—	285	—	285
Citigroup and HSBC (6)	2,037	—	—	—	2,037	—	2,037
Other (7)	202	21	71	29	323	152	476

Total	$5,339	$1,985	$444	$428	$8,196	$152	$8,348

Totals may not foot due to rounding.

(1)	Represents the cash reserve for the principal amount of disputed unsecured claims subsequent to D6. The reduction in the cash reserves primarily related to $506 million and $125 million of disputed unsecured claims reserves at LBSF and LBCC, respectively, that were invested in secured notes issued by LBHI and are reflected in Receivables from Controlled Affiliates and Other Assets as of October 2, 2014.

(2)	Represents the cash reserve for the amended proof of claim filed by the Internal Revenue Service (“IRS”) in December 2013.

(3)	Includes (i) unpaid Plan distributions to creditors with Allowed Claims of approximately $411 million primarily related to the unsecured 7th Avenue Claims against LCPI and LBSF as described in the Bankhaus Settlement Agreement included in Exhibit 3 of the Plan; and (ii) $154 million related to claimants subject to Office of Foreign Asset Control (“OFAC”) and other open items.

(4)	Includes (i) post-petition intercompany payables of $34 million, (ii) disputed secured claims of $10 million, (iii) administrative claims of $2 million, and (iv) other administrative activities and other of $91 million.

(5)	Represents cash deposited into accounts by LBHI and pledged to JP Morgan (including its affiliates, “JPM”) pursuant to paragraph 6(b) of the Collateral Disposition Agreement (“CDA”) with JPM, effective March 31, 2010. The release of this cash is pending resolution of, among other items, certain clearance and derivative exposures.

(6)	Represents cash deposited on or prior to the Commencement Dates by the Company in connection with certain requests and/or documents executed by the Company and Citigroup Inc. (“Citigroup”) ($2,007 million) and HSBC Bank PLC (“HSBC”) ($30 million). The Company has recorded reserves against this cash in Secured Claims Payable to Third Parties as of October 2, 2014, because these institutions have asserted claims. The Company is in discussions with HSBC and commenced litigation against Citigroup regarding these deposits.

(7)	Includes: (i) $91 million related to various pre-petition balances on administrative hold by certain financial institutions, (ii) $63 million related to misdirected wires and other cash received by LBHI for the benefit of third parties and Non-Controlled Affiliates (reported as a payable), (iii) $60 million of cash collected by LCPI on behalf of a third party related to a loan participation agreement, (iv) $98 million of cash not remitted by Debtor-Controlled Entities to various Non-Controlled Affiliates, pending settlements on intercompany balances, for their pro rata share of distributions, and (v) $164 million of various miscellaneous items.

Balance Sheets as of October 2, 2014 (Unaudited)

Note 5 – Financial Instruments and Other Inventory Positions

Financial instruments and other inventory positions are reported at estimated “recovery values,” which are determined by utilizing market prices, certain assumptions, estimates and/or pricing models to estimate future undiscounted cash flows.

The table below presents recovery values as of October 2, 2014 by asset portfolio, and the changes in recovery values since the previously filed Balance Sheets as of June 30, 2014:

(Unaudited)		(Activity 07/01/14- 10/02/14)
	Inventory as of June 30, 2014	Transfers and	Recovery Value	Cash (2)		Inventory as of October 2, 2014
$ in millions	Total	Reclassifications	Change (1)	(Receipts)	Disbursements	Total
Commercial Real Estate
Debtors:
Lehman Brothers Holdings Inc.	$37	$—	$(1)	$(0)	$0	$35
Lehman Commercial Paper Inc.	533	—	11	(43)	4	506

Subtotal Debtors	569	—	10	(43)	4	541

Debtor-Controlled	1,069	—	11	(103)	24	1,001

Total Commercial Real Estate	1,638	—	21	(146)	28	1,542

Loans and Residential Real Estate
Debtors:
Lehman Brothers Holdings Inc.	84	—	37	(15)	24	129
Lehman Brothers Special Financing Inc.	6	—	(0)	(6)	—	0
Lehman Commercial Paper Inc.	262	(23)	(2)	(188)	0	50

Subtotal Debtors	352	(23)	34	(209)	24	179

Debtor-Controlled	54	23	23	(39)	0	60

Total Loans and Residential Real Estate	407	—	57	(248)	24	239

Private Equity / Principal Investments
Debtors:
Lehman Brothers Holdings Inc.	41	—	14	(47)	—	9
Lehman Commercial Paper Inc.	120	—	11	(6)	—	125

Subtotal Debtors	160	—	26	(53)	—	133

Debtor-Controlled	1,868	(3)	37	(133)	151	1,918

Total Private Equity / Principal Investments	2,028	(3)	63	(186)	151	2,052

Derivative Receivables and Related Assets
Debtors:
Lehman Brothers Special Financing Inc.	690	—	79	(387)	—	382
Lehman Brothers Commodity Services Inc.	15	—	—	—	—	15
Lehman Brothers OTC Derivatives Inc.	0	—	1	(1)	—	—
Lehman Brothers Commercial Corp.	7	—	(1)	(5)	—	2
Other Debtors	40	—	(0)	—	—	39

Subtotal Debtors	752	—	79	(392)	—	438

Debtor-Controlled	5	—	3	—	—	8

Total Derivative Receivables and Related Assets	756	—	81	(392)	—	446

Totals	$4,829	$(3)	$223	$(972)	$202	$4,281

(1)	Represents adjustments to recovery values based on changes in market prices, assumptions and/or estimates which, in the Company’s judgment, impact the Company’s recoverable value on the underlying assets.
(2)	Amounts may differ from previously filed Schedule of Cash Receipts and Disbursements mainly due to unsettled transactions and timing and classification differences. Cash receipts and disbursements related to Derivative Receivables and Related Assets include collections on open and terminated trades, net of hedging activities.

Balance Sheets as of October 2, 2014 (Unaudited)

Note 5 – Financial Instruments and Other Inventory Positions (continued)

Commercial Real Estate

Commercial Real Estate includes whole loans, real estate owned properties, joint venture equity interests in commercial properties, and other real estate related investments.

The Company utilizes various pricing models to determine the recovery values of assets within the Commercial Real Estate portfolio. These pricing models often incorporate current market prices, estimated future cash flows net of obligations to third parties, brokers’ opinions of value and third party analyses.

As of October 2, 2014, the Company estimated the aggregate recovery value for the Commercial Real Estate portfolio at $1,542 million, a $96 million reduction as compared to the Company’s estimates as of June 30, 2014. This reduction was driven largely by monetization activities, partially offset by (i) non-operating cash disbursements primarily related to the entitlement and carry costs associated with land assets on the West Coast as well as a litigation settlement payment, and (ii) an increase in estimated recovery values.

Loans and Residential Real Estate

The Loans and Residential Real Estate portfolio includes commercial term loans with fixed maturity dates, corporate equity securities, residential whole loans, residential mortgage-backed securities, recoveries on claims, securitized loans, and real estate owned properties.

The Company utilizes internal pricing models, which incorporate current market prices and historical and estimated future cash flows, to determine the recovery values of loans. Recovery values for mortgage-backed securities are based primarily on third-party valuation analyses, which generally include market prices for similar assets and various pricing assumptions. Valuations for recoveries on claims are based on historical settlements of similar claims, internal counterparty analyses, and management judgment.

Potential litigation recoveries related to indemnity claims against third parties transferred to LBHI pursuant to the Fannie Mae and Freddie Mac Agreements are excluded from recovery values, as litigation outcome are highly uncertain and contingent upon various legal factors outside of the Company’s control.

As of October 2, 2014, the Company estimated the aggregate recovery value for the Loans and Residential Real Estate portfolio at approximately $239 million, a $167 million reduction as compared to the Company’s estimates as of June 30, 2014. This reduction was primarily driven by monetization activities, including $176 million related to the repayment of the Endemol debt instruments and $44 million from the sale of Houghton Mifflin Harcourt common stock, partially offset by (i) an increase in estimated recovery values for certain residential mortgage backed securities, and (ii) non-operating cash disbursements, primarily to exercise call warrants to purchase debentures.

Private Equity / Principal Investments

Private Equity / Principal Investments include equity and fixed-income direct investments in companies, and general partner and limited partner interests (“GP/LP positions”) in investment fund vehicles (including private equity) and in related funds.

Recovery values for private equity / principal investments and general partner interests are based on comparable trading transaction multiples, period end publicly quoted prices, and estimated future cash flows. Limited partner interests in private equity and hedge funds are valued at the net asset value unless an impairment is assessed. Recovery value may be impacted for those positions that are subject to confidentiality restrictions and transfer restrictions for which the Company may need consent from sponsors, general partners and/or portfolio companies in order to (i) share information regarding such positions with prospective buyers and/or (ii) transfer such positions to a buyer.

Balance Sheets as of October 2, 2014 (Unaudited)

Note 5 – Financial Instruments and Other Inventory Positions (continued)

Private Equity / Principal Investments (continued)

As of October 2, 2014, the Company estimated the aggregate recovery value for the Private Equity / Principal Investments portfolio at $2,052 million, a $24 million reduction as compared to the Company’s estimates as of June 30, 2014. This reduction was driven by monetization activities, including receipt of a $103 million dividend from Formula One, partially offset by (i) non-operating cash disbursements, primarily related to the LB I Group Inc.’s $151 million pro rata investment in First Data Corp’s $3.5 billion common equity private placement, and (ii) a net increase in aggregate estimated recovery values.

Derivatives Assets and Derivatives Liabilities

Derivatives assets and Derivatives liabilities represent amounts due from/to counterparties related to matured, terminated and open trades, and are recorded at expected recovery/claim amounts, net of cash and securities collateral.

The Company’s estimated recovery values for Derivatives assets and claim amounts are determined using internal and third party valuation models and data sources, internal assessments, valuation assumptions asserted by counterparties, certain assumptions regarding contract provisions, and management judgment.

For litigation actions which may result in a potential recovery to the Company (“Affirmative Litigations”), the largest of which are listed and described in Note 13 – Legal Proceedings, estimated recoveries are recorded at zero unless one of the following conditions are met:

(i)	The Company has reached agreements in principle with the corresponding counterparties, in which case the recovery value is recorded at the agreed amount; and

(ii)	The Company has locked in value by purchasing notes of various special purpose vehicles, in which case the Balance Sheets reflect estimated recovery values at the value locked in.

Derivatives claims are recorded in Liabilities Subject to Compromise as follows:

(i)	Resolved claims are recorded at values agreed by the Company; and

(ii)	Unresolved claims are recorded at amounts estimated to be allowed by the Company.

Derivatives claims recorded by LBSF include: (i) JPM claims transferred to LBHI pursuant to the CDA (see Note 6 for further detail), and (ii) LBSF’s obligations under the RACERS swaps.

The Company continues to review amounts recorded for Derivatives assets and liabilities. As the Company obtains further clarity on ultimate recovery values and/or claim amounts, including the results of negotiations with third parties and litigation settlements, the Company may record adjustments, which may be material, in future balance sheets.

As of October 2, 2014, the Company estimated the aggregate recovery values for Derivatives assets at $446 million, a $310 million reduction as compared to the Company’s estimates as of June 30, 2014. This reduction was driven by approximately $392 million of collections from mediations and other settlements related to special purpose vehicles and with various other counterparties, and a net increase in estimated recovery values, primarily driven by settlements on certain Affirmative Litigations previously excluded.

As of October 2, 2014, the Company estimated aggregate Derivatives liabilities, before any distributions, at $25.7 billion.

Balance Sheets as of October 2, 2014 (Unaudited)

Note 5 – Financial Instruments and Other Inventory Positions (continued)

Hedging Programs

Certain entities have instituted hedging programs to protect (i) the value of certain derivatives transactions that have not been terminated by counterparties, and (ii) against the loss of value from fluctuations in foreign exchange rates in real estate, derivatives, commercial loans and receivables from certain foreign affiliates.

As of October 2, 2014, the cash posted as collateral on hedging positions, net of gains or losses, is reflected on the Company’s Balance Sheets in “Derivatives Receivables and Related Assets” at approximately $32 million and in “Receivables from Controlled Affiliates and Other Assets” at approximately $97 million.

Note 6 – Subrogated Receivables from Affiliates and Third Parties

JPMorgan Collateral Disposition Agreement

The Company and JPM entered into a Collateral Disposition Agreement effective March 31, 2010, which provided for, among other items:

•	Provisional settlement of JPM’s claims against the Debtors; and

•	LBHI’s subrogation to JPM’s alleged secured claims against LBI and certain other Debtor-Controlled Entities and Non-Controlled Affiliates.

In accordance with the LBI Settlement Agreement, which was effective June 2013 between LBHI and certain other Debtors and Debtor-Controlled Entities and LBI, LBI waived any rights to any proceeds from the collateral held by JPM that was transferred to LBHI.

As of October 2, 2014, the “Subrogated Receivables from Affiliates and Third Parties” balance of approximately $2.0 billion primarily consisted of receivables from LBSF of $1.6 billion, LBCC of $0.125 billion, and other Affiliates of $0.3 billion.

The ultimate recovery by LBHI on its subrogated receivables will be determined by a number of factors, including (i) the resolution of the derivatives claim JPM asserted against LBSF, LBCC and LBHI, and (ii) the resolution of other litigation matters with JPM. Consequently, LBHI’s ultimate recoveries may be materially less than the $2.0 billion of subrogated receivables recorded on the Balance Sheets herein.

Balance Sheets as of October 2, 2014 (Unaudited)

Note 7 – Receivables from Controlled Affiliates and Other Assets

Receivables from Controlled Affiliates and Other Assets includes: (i) $2.9 billion related to certain post-petition activities between and among Debtors and Debtor-Controlled Entities, with the corresponding liabilities reflected in Payables to Controlled Affiliates and Other Liabilities and (ii) $532 million of other assets.

The following table summarizes the main components of Receivables from Controlled Affiliates and Other Assets as of October 2, 2014:

	Debtors					Debtor- Controlled Entities	Total Debtors and Debtor- Controlled Entities
$ in millions	LBHI	LCPI	LBSF	Other Debtors	Total
Encumbered Financial Inventory (1)	$—	$297	$—	$—	$297	$—	$297
Secured Notes (2)	—	—	506	685	1,191	—	1,191
PIK Notes (3)	10	—	10	77	97	—	97
Fundings and other activities (4)	295	48	—	150	492	803	1,295

Receivables from Controlled Affiliates	304	345	516	912	2,077	803	2,880

Receivable for unsettled sales of PEPI assets	17	—	—	—	17	54	71
Receivables related to CRE assets	51	0	—	—	51	10	61
Receivable from Fenway (5)	103	—	—	—	103	—	103
Affiliate Claims (6)	27	10	49	2	89	—	89
Collateral Posted on Hedges	88	10	—	—	97	—	97
Other	80	1	(0)	3	83	28	111

Total Other Assets	365	21	49	5	440	92	532

Total Receivables from Controlled Affiliates and Other Assets	$670	$365	$565	$916	$2,517	$895	$3,412

(1)	Represents Private Equity/Principal Investment assets encumbered by LB I Group Inc. to LCPI.
(2)	Includes (i) a $560 million loan from LOTC to LBHI, secured by certain LBHI assets and matures on March 1, 2015, and (ii) investments of $506 million and $125 million of LBSF’s and LBCC’s cash reserves for disputed claims, respectively, in secured notes issued by LBHI [Docket No. 46237].
(3)	Represents the remaining portions of the PIK Notes, net of distributions through October 2, 2014, issued by Lehman ALI Inc. (“ALI”) to LOTC, LBSF, and LBHI.
(4)	Includes (i) $420 million deposited at LBHI by certain Debtors and Debtor-Controlled Entities related to each entity’s respective portion of the cash reserve for the asserted aggregate tax liability of $510 million related to the amended proof of claim filed by the IRS in December 2013; (ii) $240 million primarily related to fundings (e.g. capital calls) by LBHI and cost allocations; (iii) $195 million related to promissory notes issued by LBHI to certain Debtor-Controlled Entities; (iv) $164 million related to amounts deposited at LBHI by certain Debtors related to their portion of the reserve allocation agreement for disputed claims against the Debtors; (v) $143 million of cash collections at LCPI for the benefit of certain Debtor-Controlled Entities; and (vi) $55 million at LBHI related to the “Modified Settlement with respect to the Variable Funding Trust” [Docket No. 19370].
(5)	Represents unsecured claims asserted by LBHI against LCPI based on the Fenway transactions, as disclosed in Section 6.5(h) of the Plan, net of $127 million of payments received by LBHI as a result of Plan distributions.
(6)	Represents affiliate claims acquired through settlements with third parties at estimated recovery values, net of distributions received through D6.

Balance Sheets as of October 2, 2014 (Unaudited)

Note 7 – Receivables from Controlled Affiliates and Other Assets (continued)

Cost Allocations

Expenses related to obligations for certain administrative services and bankruptcy related costs are generally paid by LBHI then allocated to Debtor and Debtor-Controlled Entities with material remaining inventory and/or unresolved claims. A revised methodology for allocating expenses was implemented for expenses disbursed beginning April 1, 2012 (the “Post-Effective Methodology”). The Post-Effective Methodology categorizes and allocates administrative expenses as follows:

(i)	Costs directly attributable to specific legal entities, such as dedicated staff costs and professional fees associated with assets or legal matters which benefit specific legal entities, are directly assigned to the corresponding legal entities;

(ii)	Costs attributable to the support and management of specific asset portfolios, such as asset management staff, professional fees and technology costs to support the asset portfolios, are allocated among legal entities based on the pro rata ownership of inventory within each asset portfolio;

(iii)	Costs associated with claims mitigation, distributions, and other bankruptcy-related activities are allocated among Debtors based on outstanding unresolved claims and cumulative distributions; and

(iv)	All remaining administrative costs are allocated among legal entities based on a combination of outstanding unresolved claims, pro rata ownership of inventory, and net cash receipts.

The Company continually reviews the methodology for allocating costs, and adjustments, which may be material, may be reflected in future Balance Sheets.

Balance Sheets as of October 2, 2014 (Unaudited)

Note 8 – Investments in Affiliates

Investments in Affiliates are recorded in the Balance Sheets at book values, and investments in Debtors and Debtor-Controlled Entities that have incurred cumulative net operating losses in excess of capital contributions are shown as negative amounts.

The earnings or losses of (i) Debtors owned by Other Debtors (e.g. LBCS is a direct subsidiary of LBSF) or Debtor-Controlled Entities (e.g. LCPI is a direct subsidiary of ALI), and (ii) Debtor-Controlled Entities owned by Debtors (e.g. ALI is a direct subsidiary of LBHI) are not eliminated in the Balance Sheets, and as a result, Investments in Affiliates reflect the earnings or losses of Debtors and certain Debtor-Controlled Entities more than once.

Adjustments to Investments in Affiliates may be required in future Balance Sheets (including write-downs and write-offs), as amounts ultimately realized may vary materially from amounts reflected on the Balance Sheets herein.

Controlled Entities – Aurora Commercial Corp.

The investment in Aurora Commercial Corp. (formerly known as Aurora Bank FSB) (“Aurora”), a wholly-owned subsidiary of Lehman Brothers Bancorp Inc. (“LBB”), which is a wholly owned subsidiary of LBHI, is reflected in LBB’s Balance Sheets on a consolidated basis.

Aurora is a party to various litigation matters, primarily matters in which various counterparties have asserted claims against Aurora arising out of Aurora’s mortgage servicing operations. Accruals will be established for loss contingencies if it becomes probable that a loss will be incurred and the amount of that loss can be estimated.

In connection with various Aurora asset sales, LBB entered into certain guarantee agreements with the respective purchasers of the Aurora assets. In accordance with the terms of those agreements, LBB is potentially liable for an aggregate amount up to a maximum of $100 million, if Aurora fails to perform under its indemnity obligations to the purchasers of its assets. Under certain covenants, LBB is required to maintain a minimum stockholders’ equity equal to the maximum liability, plus $25 million, under the guarantees until termination, to occur upon the earlier of (i) the payment and performance in full of the guaranteed obligations and other amounts payable under the guarantees, (ii) the termination or expiration of all guaranteed obligations in accordance with the terms of the purchase agreements, (iii) the amount of LBB’s liability being reduced to zero, and (iv) the third anniversary of the respective closing date.

The ultimate recovery value for Aurora, which may vary materially from the amount reflected on the Balance Sheets due to significant costs to wind down, litigation and other potential liabilities, may be adjusted (including write-downs and write-offs) in future Balance Sheets.

Non-Controlled Affiliates

All investments in Non-Controlled Affiliates were written off in 2011 as the Company deemed recovery on these equity investments unlikely to occur due to the bankruptcy proceedings of these entities in their local jurisdictions.

Balance Sheets as of October 2, 2014 (Unaudited)

Note 9 – Due from/to Affiliates

Due from/to Affiliates represents (i) receivables related to transactions among Debtors, Debtor-Controlled Entities and Non-Controlled Affiliates (separately or collectively, “Affiliates”), and (ii) payables by Debtor-Controlled Entities to Debtors and Non-Controlled Affiliates. Certain balances are reflected in “Due from” and “Due to” as a result of the assignments of claims against the Debtor and therefore are not netted.

Due from/to Affiliates are recorded in the Balance Sheets at book values, and where applicable, these balances are recorded net of cash distributions. The Balance Sheets do not reflect potential realization or collectability reserves for Due from Affiliates balances nor estimates of potential additional payables to Affiliates. As a result, adjustments (including write-downs and write-offs) to Due from/to Affiliates, which may be material, may be recorded in future Balance Sheets. Refer to the Post-D6 Cash Flow Estimates for aggregate estimated recoveries on Due from Affiliates balances.

Collections from Non-Controlled Affiliates

Between June 30, 2014 and October 2, 2014, the Company collected approximately $5.0 billion in recoveries from Non-Controlled Affiliates, including:

Related to LBI:

•	Receipt of approximately $1.2 billion from LBI’s first distribution to creditors;

•	Receipt of approximately $619 million from the sale of approximately $2.5 billion face amount of the Company’s general unsecured claims (“GUC”) against LBI through a publicly announced Dutch auction process. The Company retained approximately $4.75 billion face amount of LBI GUC following the sale;

•	Receipt of $240 million from LBI for a priority claim related to certain tax-related disputes;

Related to U.K. Affiliates:

•	Receipt of approximately $700 million of reserves held at the affected UK entities, as a result of an agreement among various Non-Controlled- and LBHI- administered entities in relation to the deficit in the UK Lehman Brothers Pension scheme;

•	Receipt of approximately $200 million from various UK non-controlled affiliates;

Related to Asian Affiliates:

•	Receipt of approximately $1.2 billion from Lehman Brothers Asia Holdings (“LBAH”); and

Related to Withholding Agreements:

•	Recorded recoveries of approximately $693 million from LB UK Financing Limited (“UK Financing”) ($391 million), Lehman Brothers Treasury Co. B.V. (“LBT”) ($152 million) and Lehman Brothers Securities N.V. (“LBS”) ($150 million). Pursuant to agreements with these entities, LBHI deducted and withheld these amounts from its sixth Plan Distribution to offset amounts due to LBHI, LBSF and LBCS from these entities.

Balance Sheets as of October 2, 2014 (Unaudited)

Note 9 – Due from/to Affiliates (continued)

Due from/to Affiliates – Debtors

The following table presents a summary of Due from/to Controlled Affiliates by counterparty as of October 2, 2014:

	LBHI		LBSF		LCPI		Other Debtors		Total Debtors Entities

$ in millions	Due from (1)	Due to (2)	Due from	Due to (2)	Due from	Due to (2)	Due from	Due to (2)	Due from	Due to (2)
Lehman Brothers Holdings Inc	$—	$—	$92	$(13,171)	$36	$(8,708)	$211	$(1,207)	$339	$(23,087)
LB Special Financing Inc	13,171	(92)	—	—	83	(413)	315	(13)	13,569	(518)
Lehman Commercial Paper Inc	8,708	(36)	413	(83)	—	—	262	(328)	9,383	(446)
LB Commodity Services Inc	657	(41)	—	(295)	—	(2)	—	(0)	657	(339)
LB Commercial Corporation	121	(16)	13	—	43	—	0	—	177	(16)
Structured Asset Securities Corp	359	—	0	—	—	(249)	—	—	359	(249)
Merit, LLC	—	(16)	—	(14)	198	—	—	—	198	(30)
LB OTC Derivatives Inc	39	—	0	—	—	—	—	—	39	—
Other Debtors	32	(138)	0	(5)	86	(10)	0	(0)	118	(154)
RACERS Claims (3)	1,251	—	—	—	—	—	—	—	1,251	—

Total Debtors	$24,338	$(339)	$518	$(13,569)	$446	$(9,383)	$788	$(1,548)	$26,090	$(24,839)

Lehman Ali Inc:
Lehman Ali Inc (PCO)	—	(2,658)	—	(0)	2,773	—	0	—	2,773	(2,659)
LB Pass-Through Securities Inc	143	—	—	—	155	—	—	—	298	—
LCPI Properties Inc	0	(547)	—	—	—	(0)	—	—	0	(547)
Ribco spc, Inc	26	—	29	—	—	—	—	—	55	—
Ribco LLC	—	(201)	2	—	—	—	—	—	2	(201)
LB I Group Inc:
LB I Group Inc (PCO)	2,478	(7)	10	—	69	(1)	—	—	2,558	(7)
LB Offshore Partners Ltd	394	—	—	(0)	1	—	—	—	395	(0)
DL Mortgage Corp	—	(203)	0	—	785	—	—	—	785	(203)
314 Commonwealth Ave Inc:
314 Commonwealth Ave Inc (PCO)	886	(16)	—	(2)	—	—	—	(86)	886	(104)
Stockholm Investments Limited	—	(128)	—	(0)	—	—	—	—	—	(128)
LB U.K. Holdings (Delaware) Inc:
LB U.K. Holdings (Delaware) Inc (PCO)	269	—	—	—	—	—	—	—	269	—

Other:
Pami Ali LLC	1,843	(71)	1	—	860	(3)	—	(48)	2,704	(122)
Luxembourg Finance Sarl	844	—	28	—	—	—	67	—	939	—
ARS Holdings II LLC	629	—	—	—	—	—	—	—	629	—
Real Estate Private Equity Inc	693	—	—	—	—	—	—	—	693	—
L.B.A. YK	290	—	—	—	—	—	—	—	290	—
LB Delta Funding Limited	191	—	—	—	—	—	—	—	191	—
LBHK Funding (Cayman) No.4	185	—	—	—	—	—	—	—	185	—
Pami LBREP II LLC	162	—	—	—	—	—	—	—	162	—
Lehman Brothers Global Services Inc.	104	—	—	(0)	—	(0)	—	(0)	104	(0)
LB Private Equity Advisers LLC	—	(95)	—	(0)	—	—	—	—	—	(95)
Lehman Investment Inc	—	(106)	—	(29)	156	—	—	—	156	(135)
Other	627	(732)	2	(1)	132	(41)	15	(0)	775	(774)
LB Re Financing No.1 Limited	6,321	—	—	—	—	—	—	—	6,321	—

Total Debtor-Controlled Entities	$16,087	$(4,763)	$72	$(33)	$4,930	$(45)	$82	$(135)	$21,170	$(4,975)

	$40,425	$(5,102)	$589	$(13,602)	$5,376	$(9,428)	$870	$(1,683)	$47,260	$(29,814)

“PCO” – parent company only

(1)	LBHI’s receivables from certain Debtors have not been adjusted for Intercompany Funding Balance Adjustments and other Plan-related adjustments as described in Section X.B. and Exhibit 8B of the Disclosure Statement. As a result, a portion of LBHI’s receivables from certain Debtors as presented on the Balance Sheets will not be collected, and the write-off of these balances will be recorded in future Balance Sheets.
(2)	“Due to Controlled Affiliates” balances are reflected in Liabilities Subject to Compromise on the October 2, 2014 Balance Sheets.
(3)	Refer to Section IV.I.b of the Disclosure Statement for further information on the RACERS Claims.

Balance Sheets as of October 2, 2014 (Unaudited)

Note 9 – Due from/to Affiliates (continued)

Due from/to Affiliates – Debtors (continued)

The following table presents a summary, as of October 2, 2014, of Due from/to Non-Controlled Affiliates for LBHI, LBSF, LCPI and Other Debtors for balances due from/to entities (i) with which the Company has reached settlements or (ii) were previously controlled by LBHI that are currently managed by third party liquidators:

	LBHI		LBSF		LCPI		Other Debtors		Total Debtors Entities
$ in millions	Due from (6)	Due to (7)	Due from (6)	Due to (7)	Due from (6)	Due to (7)	Due from (6)	Due to (7)	Due from (6)	Due to (7)
Lehman Brothers Treasury Co B.V. (1)	$2,453	$(25,821)	$765	$—	$—	$—	$123	$—	$3,341	$(25,821)
Lehman Brothers Finance S.A.	10,195	(790)	—	—	0	—	1	—	10,195	(790)
Lehman Brothers Bankhaus A.G.	78	(35)	—	(177)	—	(508)	115	—	193	(720)
Lehman Brothers Inc.	2,892	—	—	—	15	—	502	(1)	3,409	(1)
LB RE Financing No.2 Limited (2)	0	(5,075)	—	—	—	—	—	—	0	(5,075)
Lehman Brothers Asia Holdings Limited	3,922	—	—	—	—	(0)	94	(6)	4,016	(6)
Lehman Brothers Securities NV (1)	3,246	(3,868)	—	(51)	—	—	0	(0)	3,246	(3,918)
LB UK Financing Ltd (3)	2,512	(2,149)	—	—	—	—	—	—	2,512	(2,149)
LB Commercial Corp. Asia Limited	1,453	—	10	—	—	(1)	68	(68)	1,531	(69)
Lehman Brothers International (Europe) Inc. (4)	112	(831)	—	(609)	—	—	18	—	130	(1,440)
Lehman Brothers (Luxembourg) S.A.	551	—	—	—	—	—	—	—	551	—
LB RE Financing No.3 Limited	—	—	573	—	—	—	—	—	573	—
Lehman Re Limited	—	(71)	—	(8)	—	—	—	(0)	—	(78)
LB UK RE Holdings Limited	341	—	10	—	—	(3)	0	—	352	(3)
Lehman Brothers Japan Inc.	—	(131)	—	(145)	—	—	32	—	32	(276)
LB Asia Pacific (Singapore) PTE	366	—	—	—	—	—	—	—	366	—
LB Investments PTE Ltd	290	—	—	—	—	—	—	—	290	—
Thayer Properties Limited	255	—	—	—	—	(0)	—	—	255	(0)
LB (PTG) Ltd	226	—	—	—	0	—	—	—	226	—
LB Lease & Finance No.1 Ltd	151	—	—	—	—	—	—	—	151	—
LB (Luxembourg) Equity Finance S.A	120	(62)	—	—	—	—	—	—	120	(62)
Lehman Brothers Asia Limited	—	(138)	—	—	—	(0)	0	—	0	(138)
LB Securities Asia Limited	263	(151)	—	—	—	—	0	—	263	(151)
Wood Street Investments Ltd	—	(207)	—	—	—	—	—	—	—	(207)
LB Holdings Intermediate 2 Ltd	—	(230)	—	—	—	—	—	—	—	(230)
Lehman Brothers Limited	—	(271)	—	(3)	—	(1)	0	(0)	0	(275)
LB UK Holdings Limited	—	(459)	—	—	—	—	—	—	—	(459)
LB Asia Capital Company	31	—	31	—	144	—	160	—	366	—
Eldon Street Holdings Limited	—	(480)	—	—	—	(0)	—	—	—	(481)
Storm Funding Ltd	—	(117)	—	(3)	—	(74)	—	—	—	(195)
Longmeade Limited	15	—	—	—	—	(80)	—	—	15	(80)
Claims held by third parties (5)	—	(6,966)	—	(34)	—	(705)	—	(0)	—	(7,706)
Other	626	(501)	16	(154)	4	(45)	0	(3)	646	(703)

Total	$30,096	$(48,352)	$1,406	$(1,184)	$163	$(1,418)	$1,114	$(79)	$32,779	$(51,033)

(1)	LBT and LBS are included in the defined term “Non-Controlled Affiliates,” but LBHI has no direct or indirect equity interest in either LBT or LBS.
(2)	Distributions from LBHI to LB RE Financing No.2 Limited (“FIN2”) are subsequently remitted from FIN2 to LB RE Financing No. 1 Limited (“FIN1”); FIN1 then pays these monies to LBHI to satisfy its obligations.
(3)	In September 2014, LBHI entered into an agreement with the administrator of LBSF No.1 Limited (“LBSF 1”) and LB UK Financing pursuant to which LBSF 1 assigned to UK Financing its claims against LBHI. As a result, distributions from LBHI to UK Financing related to these assigned claims were offset by LBHI’s receivables from UK Financing herein.
(4)	Includes claims assigned to LBHI by LBIE as part of the LBIE Settlement (refer to the LBIE Settlement sub-section herein).
(5)	“Claims held by third parties” represent claims originally held by Non-Controlled Affiliates, according to their respective settlement agreements with the Company, and are currently held by third parties, primarily Lehman Brothers Bankhaus A.G. (“Bankhaus”) and Storm Funding Ltd.
(6)	“Due From” balances are recorded in the local currency of the Non-Controlled Affiliate and as a result, balances fluctuate as a result of changes in foreign exchange rates.
(7)	“Due to” balances with Non-Controlled Affiliates are reflected in Liabilities Subject to Compromise herein.

Balance Sheets as of October 2, 2014 (Unaudited)

Note 9 – Due from/to Affiliates (continued)

Due from/to Affiliates – Debtors (continued)

The following table presents receivables from certain Non-Controlled Affiliates, net of collections received through October 2, 2014, for LBHI, LBSF, and LCPI:

	LBHI			LBSF			LCPI
$ in millions	Gross Claims	Collections	Net Receivables	Gross Claims	Collections	Net Receivables	Gross Claims	Collections	Net Receivables
Lehman Brothers Asia Holdings Limited	$9,217	$(5,296)	$3,921	$—	$—	$—	$—	$—	$—
Lehman Brothers Securities N.V.	4,411	(1,165)	3,246	—	—	—	—	—	—
Lehman Brothers Inc.	3,483	(591)	2,892	—	—	—	18	(3)	15
Lehman Brothers Treasury Co B.V.	3,275	(822)	2,453	1,023	(258)	765	—	—	—
LB UK Financing Ltd	3,474	(962)	2,512	—	—	—	—	—	—
LB Commercial Corp. Asia Limited	2,297	(843)	1,453	17	(7)	10	—	—	—
LB UK RE Holdings Limited	706	(365)	341	22	(11)	10	—	—	—
Lehman Brothers Asia Capital Company	—	—	—	37	(5)	31	168	(24)	144

	$26,862	$(10,044)	$16,818	$1,098	$(281)	$817	$186	$(27)	$159

Balance Sheets as of October 2, 2014 (Unaudited)

Note 9 – Due from/to Affiliates (continued)

Due from/to Affiliates – Debtor-Controlled Entities

The following table presents a summary, as of October 2, 2014, of Due from/to Affiliates balances for Debtor-Controlled Entities.

	Lehman ALI Inc.		LB I Group Inc.		314 Commonwealth Ave. Inc.		LB UK Holdings Delaware Inc.		Other Debtor- Controlled Entities

$ in millions	Due from	Due to	Due from	Due to	Due from	Due to	Due from	Due to	Due from	Due to
Debtors:
Lehman Brothers Holdings Inc.	$3,406	$(170)	$210	$(2,872)	$143	$(885)	$—	$(269)	$272	$(4,943)
Lehman Commercial Paper Inc.	—	(2,927)	1	(855)	—	—	—	—	3	(1,016)
Lehman Brothers Special Financing Inc.	0	(30)	—	(11)	2	—	—	—	29	(29)
LB 745 LLC	—	—	—	—	—	—	—	—	—	—
Luxembourg Residential Properties Loan Fin S.a.r.l.	—	—	—	—	86	—	—	—	—	—

Total Debtors	$3,406	$(3,127)	$211	$(3,737)	$232	$(885)	$—	$(269)	$303	$(5,988)

Debtor-Controlled:
314 Commonwealth Ave Inc	$56	$—	$—	$—	$—	$—	$—	$—	$—	$—
Lehman Ali Inc (2)	—	—	—	—	—	(56)	—	—	252	—
Repe LBREP III LLc (2)	—	—	—	—	—	—	—	—	127	—
Real Estate Private Equity Inc (2)	—	—	—	—	—	—	—	—	222	—
LB I Group Inc	—	—	—	—	—	—	—	—	—	(310)
LCPI Properties Inc	—	—	—	—	—	—	—	—	—	(173)
Pami ALI LLC	173	(252)	310	—	—	—	—	—	—	(349)
Other	129	(147)	56	(59)	0	(47)	169	(753)	1,526	(893)

Total Debtor-Controlled Entities	$358	$(398)	$365	$(59)	$0	$(104)	$169	$(753)	$2,127	$(1,725)

Total	$3,765	$(3,526)	$576	$(3,796)	$232	$(989)	$169	$(1,022)	$2,430	$(7,713)

Non-Controlled Affiliates: (1)
Lehman Brothers Holdings Intermediate 2 Ltd	$—	$—	$—	$—	$—	$—	$77	$—	$749	$—
LB UK RE Holdings Limited	—	—	—	—	518	—	63	—	2	—
Lehman Brothers Inc.	39		3		1				502	—
Lehman Brothers Holdings PLC	—	—	—	(1)	—	—	137	—	2	(3)
LB ODC 3	—	—	—	—	—	—	162	—	—	—
Lehman Brothers Asia Holdings Limited	1	(7)	—	(31)	1	—	2	(47)	484	(507)
Other	1	(1)	1	(2)	8	(7)	800	(68)	103	(935)

Total	$41	$(8)	$4	$(34)	$528	$(7)	$1,241	$(114)	$1,842	$(1,445)

(1)	Certain “Due from” balances are recorded in the local currency of the respective Non-Controlled Affiliates and as a result, balances may fluctuate as a result of changes in foreign exchange rates. Due from/to Affiliates balances include both settled and unresolved balances with Non-Controlled Affiliates.
(2)	“Due from” balances at Other Debtor-Controlled Entities are related to receivables recorded by Pami ALI LLC.

Balance Sheets as of October 2, 2014 (Unaudited)

Note 9 – Due from/to Affiliates (continued)

Settlements with Non-Controlled Affiliates

Joint Venture to Facilitate Resolution of LBIE Claims

On January 31, 2014, Lehman Brothers Holdings Intermediate 2 Ltd. (“LBHI2”), a Non-Controlled Affiliate, LBHI, and Elliott Management Corporation and King Street Capital Management, L.P. (together, the “Funds”) entered into definitive documentation and consummated a joint venture to facilitate the resolution of LBIE claims (the “Joint Venture”):

•	LBHI2 contributed to the Joint Venture its senior claim of GBP 38 million (“Senior Claim”), subordinated claims of GBP 1.25 billion (“Sub Debt”), and a portion of the economic interest in its preferred equity (“Preferred Equity”) in LBIE.

•	The Funds paid approximately GBP 650 million to LBHI2 and contributed to the Joint Venture the distributions on their claims against LBIE (approximately GBP 2.6 billion as of January 31, 2014) in excess of the principal amount plus post-administration interest at 8% per year. LBHI2’s final recoveries and distributions will be determined following the resolution of various outstanding legal issues currently in litigation.

The Joint Venture includes a joint recovery pool governed by a specific sharing formula. Subject to certain adjustments, which could be material, all recoveries from the Sub Debt, Senior Claim and the Funds’ contribution are split as follows:

(a)	100% to the Funds up to GBP 650 million;

(b)	then 70% to the Funds and 30% to LBHI2 up to GBP 1.3 billion (plus interest);

(c)	then 50% to the Funds and 50% to LBHI2 up to GBP 2.2 billion (plus interest); and

(d)	25% to the Funds and 75% to LBHI2 over GBP 2.2 billion (plus interest).

A detailed summary of the terms of the parties’ commitments and the Joint Venture is available at www.lehman-docket.com in the key documents section.

If LBIE makes distributions on the Preferred Equity before aggregate distributions from the Joint Venture to the Funds and LBHI2 have reached GBP 2.2 billion (plus interest), then, in certain circumstances, LBHI2, Lux Finance and LBHI shall be obligated to make payments to preserve the economic terms of the transaction as if 100% of the Preferred Equity proceeds had been transferred by LBHI2 to the Joint Venture.

Receivables from LBHI2:

•	Luxembourg Finance Sarl (“Lux Finance”) and LB Scottish Holdings LP3 (“SLP3”) have receivables from LBHI2 of $730 million of fixed rate notes, plus $19 million of interest accrued through the date LBHI2 entered administration, and $77 million, respectively. As recoveries on these receivables are conditioned upon the resolution of a number of complex legal disputes surrounding distributions from LBIE, the Company has not recorded an estimate of future recoveries on the subordinated receivables from LBHI2 of $6.139 billion (“SLP3 Sub Rec:”), nor additional accrued interest that may accrue subsequent to LBHI2’s administration date at Lux Finance and/or SLP3. The Company has reserved in full for the SLP3 Sub Rec.

•	LB UK Holdings Delaware is the indirect parent and the beneficiary of any proceeds paid pursuant to the SLP3 Sub Rec.

•	In addition, the Company has receivables from certain Non-Controlled Affiliates that have claims against LBHI2.

Balance Sheets as of October 2, 2014 (Unaudited)

Note 9 – Due from/to Affiliates (continued)

Settlements with Non-Controlled Affiliates (continued)

LBIE Settlement

In October 2014, LBHI and certain Debtor-Controlled Entities reached various settlement agreements with LBIE. As a result of these settlement agreements, LBHI received a net payment of $66 million, which was comprised of:

(i)	A catch-up distribution of $125 million to LBHI on allowed claims against LBIE asserted by certain Debtor-Controlled Entities;

(ii)	A receipt to resolve the distribution waterfall of the LBIE allowed claim against Bankhaus and the related LBIE allowed guarantee claim against LBHI; and

(iii)	An agreement by LBHI to purchase LBIE’s 55% share of future distributions from Lehman Brothers (Luxembourg) S.A. (“LBLSA”) pursuant to Section 2.12 of the settlement agreement between LBHI and LBLSA dated October 24, 2011.

Bankhaus Creditors’ Settlement

On November 25, 2014, at the Bankhaus Creditors Assembly Meeting, 99.5% of the Bankhaus creditors agreed to the Harmonizing Resolution, as follows:

LBHI entered into and continues to enter into separate bilateral agreements with various Bankhaus creditors. Pursuant to these bilateral agreements, the Bankhaus creditors consented to, among other things, the resolution of the conflicting insolvency law issues, in particular section 44a of the German Insolvency Code, regarding the treatment of allowed claims in the Bankhaus insolvency proceedings and the allowance of counterparty Bankhaus guarantee claims at LBHI. The Bankhaus creditors agreed to assign to LBHI their direct claims against Bankhaus after such Bankhaus Creditors have been satisfied in full through a combination of the distributions from Bankhaus and LBHI.

Balance Sheets as of October 2, 2014 (Unaudited)

Note 10 – Payables to Controlled Affiliates and Other Liabilities

Payables to Controlled Affiliates and Other Liabilities includes: (i) $2.9 billion related to certain post-petition activities between and among Debtors and Debtor-Controlled Entities, with the corresponding liabilities reflected in Receivables from Controlled Affiliates and Other Assets and (ii) $1.1 billion of other liabilities.

The following table summarizes the main components of Payables to Controlled Affiliates and Other Liabilities as of October 2, 2014:

	Debtors					Debtor- Controlled Entities	Total Debtors and Debtor- Controlled Entities
$ in millions	LBHI	LCPI	LBSF	Other Debtors	Total
Encumbered Financial Inventory	$—	$—	$—	$—	$—	$297	$297
Secured Notes	1,191	—	—	—	1,191	—	1,191
PIK Notes	—	—	—	—	—	97	97
Fundings and other activites	801	206	4	3	1,014	281	1,295

Payables to Controlled Affiliates	1,992	206	4	3	2,205	675	2,880

Distributions on Allowed Claims (not remitted)	157	349	58	1	565	—	565
Misdirected wires	63	—	—	—	63	—	63
Loan Participation Agreement	—	60	—	—	60	—	60
Payable to LBIE and other UK affiliates	124	—	—	—	124	—	124
Other	34	45	20	7	106	154	260

Total Other Liabilities	378	454	78	8	918	154	1,072

Total Payables to Controlled Affiliates and other liabilities	$2,370	$660	$82	$11	$3,123	$829	$3,952

Refer to Note 7 – Receivables from Controlled Affiliates and Other Assets for the main components of Payables to Controlled Affiliates amounts.

Balance Sheets as of October 2, 2014 (Unaudited)

Note 11 – Taxes Payable

As of October 2, 2014, the Company has recorded an estimated $560 million for potential pre- and post-petition amounts owed to federal, state, local and international taxing authorities. Taxes payable is net of any refund claims, deposits and the estimated impact of the five-year federal NOL carryback. Taxes payable have been allocated among the members of the LBHI Tax Group pursuant to the Debtor Allocation Agreement (the “DAA”) as described below.

In certain circumstances, any member of the tax group may be subject to withholding taxes, transactional taxes or taxes on income in certain jurisdictions with respect to the realization of financial positions as assets are disposed during the course of liquidation.

Federal Taxes Payable

On December 9, 2013, the IRS filed an interim amended proof of claim of approximately $510 million, reflecting the impact of numerous resolved issues and the estimated value of the five-year NOL carryback claim. As of the interim proof of claim, only two known federal tax issues with respect to pre-petition tax years remain unresolved: (i) stock loan (currently in litigation) and (ii) a withholding tax issue (currently the subject of a settlement-in-principle).

The IRS is auditing the consolidated federal income tax returns of the LBHI group for the tax years 2008-2010, including the amount of the 2008 net operating loss. Further, the LBHI consolidated group has several hundred million dollars on deposit with the IRS for the tax years 1997 through 2000 and 2006, as to which the IRS has preserved the right of offset or counterclaim.

Debtor Allocation Agreement

The DAA, which became effective on the Effective Date, includes the following key tax-related provisions:

(i)	Any audit changes or adjustments to the LBHI consolidated federal/combined state and local income tax returns (including by way of amended returns) will be allocated utilizing historic tax sharing principles, which may result in additional claims between/among the Debtors and Debtor-Controlled Entities. These claims would be treated as pre-petition unsecured claims to the extent related to years 2008 and prior; and

(ii)	In the event that any member of the LBHI consolidated federal/combined state and local income tax group does not satisfy its share of the final tax liabilities, LBHI will equitably allocate the unsatisfied liability between/among all Debtors and Debtor-Controlled Entities included in its consolidated federal/combined state and local income tax group.

By reason of the LBI settlement, LBHI will be responsible for the portion of any group tax liability that would have been allocated to LBI.

In accordance with the DAA, the Company has recorded an estimate of the impact of the Federal and State settlements and settlements-in-principle to the respective members of the tax group, including an estimate of any additional pre-petition unsecured claims between/among the Debtors and Debtor-Controlled Entities (in some cases resulting in an increase in an individual member’s liability based on the underlying audit adjustments despite the reduction in the group’s tax liability overall).

The DAA also addresses the relationship among the Debtors and certain Affiliates with respect to consolidated federal/combined state and local income taxes for tax years ending after the Effective Date.

Balance Sheets as of October 2, 2014 (Unaudited)

Note 12 – Liabilities Subject to Compromise

The table below presents the Company’s estimates of claim values as of October 2, 2014 by claim category, and the changes in estimates since the previously filed Balance Sheets as of June 30, 2014:

($ billions)		Third Quarter Activity			October 2, 2014 Claims Balance
Claim Category	June 30, 2014 Claims Balance	Change in Allowed Claims	Change in Estimated Active Claims	October 2, 2014 Claims Balance	LBHI	LCPI	LBSF	Other Debtors
Direct Claims:
Debt	$99.2	$—	$—	$99.2	$98.5	$—	$—	$0.7
Derivatives	25.7	0.2	(0.2)	25.7	0.0	0.0	23.1	2.5
Other	14.8	0.0	(0.2)	14.6	7.4	6.7	0.1	0.3

Total Direct Claims	139.7	0.2	(0.4)	139.5	106.0	6.8	23.2	3.6

Affiliate Claims Direct	107.6	—	—	107.6	58.9	23.1	20.6	5.1
Affiliate Guarantee Claims	12.7	—	(0.0)	12.7	12.7	—	—	—
Third Party Guarantee Claims (1)	77.6	0.5	(1.0)	77.1	77.1	—	—	—

Total Liabilities Subject to Compromise	337.6	0.7	(1.4)	336.9	254.6	29.8	43.7	8.7

Taxes Payable	(0.0)	—	(0.0)	(0.0)	0.1	0.0	(0.2)	(0.0)
Secured Claims Payable to Third parties	2.0	—	—	2.0	2.0	—	—	—

Total Claims	$339.7	$0.7	$(1.4)	$338.9	$256.8	$29.9	$43.6	$8.7

Allowed Claims (2)	$315.0	$0.7	$—	315.7	$237.6	$29.8	$40.0	$8.2
Estimated Unresolved Claims to be Allowed	24.7	—	(1.4)	23.2	19.1	0.0	3.6	0.5

Total Claims	$339.7	$0.7	$(1.4)	$338.9	$256.8	$29.9	$43.6	$8.7

Less: Claims Distributions and other reductions (3)				(93.5)	(56.8)	(17.8)	(12.7)	(6.1)

Net Claim Liability at October 2, 2014				$245.4	$200.0	$12.0	$30.9	$2.6

All values that are exactly zero are shown as “-”. Values between zero and $0.5 million appear as “0”. Totals may not foot due to rounding.

(1)	The October 2, 2014 Claims Balance includes approximately $6.9 billion of LBHI Guarantees to creditors of LBIE.
(2)	Payments on certain secured claims of LBSF are reflected as reductions of Allowed Claims at both LBSF and LCPI.
(3)	Claims Distributions and other reductions include (i) distributions on allowed claims, (ii) reductions of the liabilities related to certain satisfied claims, and (iii) the assignment of certain Affiliate claims to their respective parent entities.

Balance Sheets as of October 2, 2014 (Unaudited)

Note 12 – Liabilities Subject to Compromise (continued)

As of October 2, 2014, Liabilities Subject to Compromise were estimated at approximately $243 billion, net of distributions and other reductions.

Through October 2, 2014, the Debtors have allowed approximately $315.7 billion in claims, with remaining unresolved filed claims of $76.2 billion, a reduction of $1.6 billion as compared to June 30, 2014. This reduction was primarily driven by reductions in Third Party Guarantee Claims.

As of October 2, 2014, the Company estimated that outstanding unresolved filed claims will be allowed at approximately $23.2 billion in aggregate, a decrease of approximately $1.4 billion as compared to estimates as of June 30, 2014. This reduction was primarily driven by reductions in Third Party Guarantee Claims.

Significant claims resolution activity between June 30, 2014 and October 2, 2014 included the following:

•	Approved settlement with the landlord of Canary Wharf related to LBHI claim No. 14826, which was allowed at $345 million (compared to the filed claim amount of $770 million); and

•	Approximately $335 million of additional claims allowed that had a filed amount of $471 million.

Unliquidated Claims

There are two significant unliquidated claims against BNC (Claim No. 31036 and 31037) which, if liquidated and allowed, would have a material impact on the recoveries to BNC claimants and would result in creditors receiving significantly less than a 100% recovery on their claims.

Distributions Pursuant to Plan

Sixth Plan Distribution

On October 2, 2014, the Company made its sixth Plan Distribution to creditors. The Company distributed to creditors approximately $10.9 billion, of which, approximately $9.0 billion was distributed to third party creditors.

Distributions through October 2, 2014

The Debtors have made distributions through October 2, 2014 to creditors totaling $92.0 billion, of which $66.1 billion were payments on account of third party claims. In 2014, the Company made distributions to third party creditors of approximately $22.6 billion.

Post-Petition Interest

In accordance with section 8.13(c) of the Plan, to the extent that any Debtor has Available Cash, as defined in section 1.5 of the Plan, after all Allowed Claims against that Debtor have been satisfied in full, each holder of each such Allowed Claim entitled to receive post-petition interest shall receive post-petition interest on the Allowed amount of such Claim. As of October 2, 2014, the Company has not recorded an estimate for post-petition interest on the Balance Sheets of LOTC and LBCC.

Balance Sheets as of October 2, 2014 (Unaudited)

Note 13 – Legal Proceedings

The Company is involved in a number of judicial, regulatory and arbitration proceedings concerning matters arising in connection with the bankruptcy proceedings and various other matters. The Company is unable at this time to determine the financial impact of such proceedings and the impact that any recoveries or liabilities may have upon the Balance Sheets. As more information becomes available, the Company may record revisions, which may be material, in future Balance Sheets.

RMBS Trustees

On August 22, 2014, various trustees for certain residential mortgage-backed securitization trust (the “RMBS Trustees”), who have asserted mortgage loan repurchase claims against Lehman (the “RMBS Claims”), filed two motions in the Bankruptcy Court:

(1)	The RMBS Trustees moved to increase the disputed RMBS Claims reserve from $5 billion to $12.143 billion.

(2)	The RMBS Trustees also moved to estimate the RMBS Claims at $12.143 billion for purposes of claim allowance.

On October 15, 2014, Lehman filed objections to both of the RMBS Trustees’ motions. That same day, Lehman also filed a cross-motion to establish a loan-by-loan claim resolution process. On November 14, 2014, the RMBS Trustees filed an objection to Lehman’s cross-motion. On December 10, 2014 the Bankruptcy Court held a hearing on (i) the RMBS Trustees’ motion to estimate the RMBS Claim and denied that motion from the bench and (ii) the Company’s cross-motion to establish a loan-by-loan claim resolution process. On December 29, 2014 the Bankruptcy Court entered an Order approving a loan-by- loan claims resolution process wherein the RMBS Trustees must submit any loan level claims to the Company for review on or before March 31, 2016 or waive any further claims which will then be expunged in the bankruptcy case.

LBIE Sub-debt Waterfall Application

Waterfall I - In November 2013, the U.K. High Court heard an application made by the Administrators of LBIE and other parties in relation to the order of priority of payments to be made by LBIE once all unsecured claimants have been paid in full. The judgment regarding order of payment was handed down in March 2014. Permission to appeal all issues was granted and this appeal will be heard in late March 2015; judgment will not likely be handed down until mid-2015.

Waterfall II - The Waterfall II application was made to the U.K. High Court in June 2014. The principal issues on which LBIE has sought the Court’s directions relate to (i) statutory interest and currency conversion claims, (ii) release clauses in Claims Determinations Deeds and the Counterparty Resolution Agreements, and (iii) default rates and master agreements. Following a case management conference in November 2014, three hearing dates were given in 2015.

Balance Sheets as of October 2, 2014 (Unaudited)

Note 13 – Legal Proceedings (continued)

Previous litigation actions with significant updates since June 30, 2014

LBHI v. JPMorgan Chase Bank, N.A. (“JPMorgan”)

On August 4, 2014, the federal court for the Southern District of New York granted JPMorgan’s request to withdraw the reference from the bankruptcy court for the adversary proceeding seeking the return of LBHI’s collateral. On September 15, 2014, LBHI moved for summary judgment on its claim that JPMorgan lost its lien on $6.9 billion in cash when it swept those funds from LBHI’s account at JPMorgan into its own account. JPMorgan also moved for summary judgment seeking dismissal of all of Lehman’s claims. Final briefs on these motions were filed on October 31, 2014. The court has not yet scheduled a hearing. (Refer to the filed Balance Sheets as of September 30, 2012 for previous disclosure).

LMA Avoidance Actions Litigation

On September 10, 2014, LCPI voluntarily dismissed its claims in the adversary proceedings against Confluent V Ltd. and AXA Investment Managers Paris, S.A. (Adv. Pro. No. 10-03830). On December 23, 2014, LCPI voluntarily dismissed its claims in the adversary proceeding against Bluebay Asset Management PLC, et al. (Adv. Pro. No. 10-03831). To facilitate ongoing settlement discussions in the one remaining adversary proceeding filed by LCPI against Adagio III CLO PLC and AXA Investment Managers Paris, S.A. (Adv. Pro. No. 10-038302), LCPI has stipulated to extend each counter party’s deadline to file its answer. (Refer to the filed Balance Sheets as of June 30, 2014 for previous disclosure).

AmeriCredit

On October 30, 2014, LBSF and LBHI settled for an undisclosed amount their claims in the adversary proceeding against Americredit (Adv. Pro. No. 11-02403) and the respective receipt is included in October cash receipts. The adversary proceeding was closed on November 14, 2014.

Federal Tax Litigation

The settlement framework negotiated by LBHI with the U.S. Department of Justice regarding stock loan provided for an abbreviated trial, which was held on October 7, 2014, confining the trial to one legal interpretational issue and no penalty. Post-trial legal briefs/replies were filed on December 2 and December 23, 2014, respectively. Decision expected by summer 2015. (Refer to the filed Balance Sheets as of December 31, 2013 for previous disclosure).

Balance Sheets as of October 2, 2014 (Unaudited)

Previous litigation actions with no significant updates since June 30, 2014

•	Republic of Italy - Refer to the filed Balance Sheets as of September 30, 2012 for previous disclosure

•	Credit Suisse Group AG - Refer to the filed Balance Sheets as of September 30, 2013 for previous disclosure

•	Massachusetts Department of Transportation - Refer to the filed Balance Sheets as of December 31, 2013 for previous disclosure

•	LCOR Alexandria LLC and PTO Holdings LLC - Refer to the filed Balance Sheets as of December 31, 2013 for previous disclosure

•	Michigan State Housing Development Authority Litigation - Refer to the filed Balance Sheets as of December 31, 2013 for previous disclosure

•	Ballyrock Litigation - Refer to the filed Balance Sheets as of March 31, 2012 for previous disclosure

•	SPV Avoidance Actions - Refer to the filed Balance Sheets as of March 31, 2012 for previous disclosure

•	Intel Litigation - Refer to the filed Balance Sheets as of March 31, 2013 for previous disclosure

•	Giants Stadium - Refer to the filed Balance Sheets as of September 30, 2013 for previous disclosure

•	Citigroup Litigation - Refer to the filed Balance Sheets as of June 30, 2014 for previous disclosure

•	Merrill Lynch Capital Services - Refer to the filed Balance Sheets as of June 30, 2014 for previous disclosure

•	Mortgage Sellers - Refer to the filed Balance Sheets as of June 30, 2014 for previous disclosure

Balance Sheets as of October 2, 2014 (Unaudited)

Note 14 – Currency Translation

The Company’s general ledger systems automatically translate assets and liabilities (excluding primarily Due to Affiliates and Liabilities Subject to Compromise) recorded at non-U.S. dollar functional currencies using exchange rates as of the date of the Balance Sheets. The gains or losses resulting from translating non-US dollar functional currency into U.S. dollars are reflected in Stockholders’ Equity.

Note 15 – Financial Systems and Control Environment

Procedures, controls and resources used to create the Balance Sheets were modified, including a significant reduction in resources, in comparison to what was available to the Company prior to the Chapter 11 cases. The Company is continuously reviewing its accounts, and as a result, modifications, errors and potential misstatements might be identified. Consequently, the Company may record adjustments, which may be material, in future Balance Sheets.

Balance Sheets as of October 2, 2014 (Unaudited)

III. Balance Sheets

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors and Debtor-Controlled Entities

Balance Sheets As of October 2, 2014

(Unaudited)

($ in millions)	Lehman Brothers Holdings Inc. 08-13555	Lehman Brothers Special Financing Inc. 08-13888	Lehman Brothers Commodity Services Inc. 08-13885	Lehman Brothers Commercial Corporation 08-13901	Lehman Brothers OTC Derivatives Inc. 08-13893	Lehman Brothers Financial Products Inc. 08-13902	Lehman Brothers Derivative Products Inc. 08-13899	Lehman Commercial Paper Inc. 08-13900	Luxembourg Residential Properties Loan Finance S.a.r.l. 09-10108	Other Debtors (2)	Total Debtor Entities (1)	Total Debtor- Controlled Entities (3)	Total LBHI Controlled Entities
Assets
Cash and short-term investments	$140	$10	$3	$0	$15	$203	$146	$27	$2	$27	$572	$717	$1,289
Cash and short-term investments pledged or restricted	5,339	1,985	119	123	36	0	3	444	1	146	8,196	152	8,348
Financial instruments and other inventory positions:
Commercial Real Estate	35	0	—	—	—	—	—	506	—	—	541	1,002	1,542
Loans and Residential Real Estate	129	0	—	—	—	—	—	50	—	—	179	60	239
Principal investments	9	—	—	—	—	—	—	125	—	—	133	1,918	2,052
Derivative Receivables and Related Assets	—	382	15	2	—	—	—	0	—	39	438	8	445

Total Financial instruments and other inventory positions	172	382	15	2	—	—	—	680	—	39	1,291	2,988	4,279
Subrogated Receivables from Affiliates and Third Parties	2,007	—	—	—	—	—	—	—	—	—	2,007	—	2,007
Receivables from Controlled Affiliates and other assets	670	565	20	145	663	24	24	365	(0)	40	2,517	895	3,412
Investments in Affiliates	(34,463)	(94)	—	—	—	—	—	617	—	(189)	(34,128)	(30,792)	(64,920)
Due from Affiliates:
Controlled Affiliates	40,425	589	339	16	—	—	1	5,376	0	513	47,260	4,975	52,236
Non-Controlled Affiliates	30,096	1,406	440	597	48	0	0	163	—	29	32,779	3,655	36,434

Total Due from Affiliates	70,520	1,995	779	614	48	0	1	5,539	0	543	80,039	8,631	88,670

Total Assets	$44,386	$4,844	$935	$884	$762	$228	$175	$7,673	$2	$606	$60,493	$(17,408)	$43,085

Liabilities and Stockholders’ Equity
Liabilities
Payables to Controlled Affiliates and other liabilities	$2,370	$82	$1	$1	$6	$0	$0	$660	$0	$4	$3,123	$829	$3,952
Due to Affiliates:
Controlled Affiliates	0	—	—	—	—	—	—	0	—	—	0	14,849	14,849
Non-Controlled Affiliates	—	—	—	—	—	—	—	—	—	—	—	1,609	1,609

Total Due to Affiliates	0	—	—	—	—	—	—	0	—	—	0	16,457	16,458
Secured Claims Payable to Third Parties	2,036	—	—	—	—	—	—	—	—	—	2,036	—	2,036
Taxes Payable	135	(189)	(22)	(6)	37	(13)	1	25	—	(2)	(33)	592	559
Liabilities Subject to Compromise	197,805	31,066	1,051	306	58	0	4	11,986	173	977	243,428	0	243,428

Total Liabilities	202,346	30,960	1,030	300	101	(12)	5	12,671	173	979	248,553	17,879	266,432
Stockholders’ Equity	(157,961)	(26,116)	(94)	583	661	240	169	(4,998)	(171)	(374)	(188,060)	(35,287)	(223,347)

Total Liabilities and Stockholders’ Equity	$44,386	$4,844	$935	$884	$762	$228	$175	$7,673	$2	$606	$60,493	$(17,408)	$43,085

See accompanying Notes to Balance Sheets

Note: All values that are exactly zero are shown as “—”. Values between zero and $500,000 appear as “0”.

(1)	Balances for Debtors do not reflect the impact of eliminations of intercompany balances and investments in subsidiaries.
(2)	Certain Other Debtor’s Balance Sheets are presented on page 30.
(3)	Certain Debtor-Controlled Entities’ Balance Sheets are presented on page 31.

Balance Sheets as of October 2, 2014 (Unaudited)

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors and Debtor-Controlled Entities

Balance Sheets As of October 2, 2014 (Certain Other Debtors)

(Unaudited)

($ in millions)	LB 745 LLC 08-13600	CES Aviation LLC 08-13905	CES Aviation V 08-13906	CES Aviation IX 08-13907	Structured Asset Securities Corporation 09-10558	East Dover Ltd 08-13908	Lehman Scottish Finance LP 08-13904	LB Rose Ranch LLC 09-10560	LB 2080 Kalakaua Owners LLC 09-12516	BNC Mortgage LLC 09-10137	LB Somerset LLC 09-17503	LB Preferred Somerset LLC 09-17505	PAMI Statler Arms LLC 08-13664	MERIT LLC 09-17331	Other Debtors (1)
Assets
Cash and short-term investments	$25	$0	$(0)	$(0)	$0	$0	$0	$—	$(0)	$1	$—	$—	$0	$0	$27
Cash and short-term investments pledged or restricted	2	0	0	0	128	0	2	—	—	13	—	—	—	1	146
Financial instruments and other inventory positions:
Commercial Real Estate	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Loans and Residential Real Estate	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Principal investments	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Derivative Receivables and Related Assets	—	—	—	—	—	—	—	—	—	—	—	—	—	39	39

Total Financial instruments and other inventory positions	—	—	—	—	—	—	—	—	—	—	—	—	—	39	39
Subrogated Receivables from Affiliates and Third Parties	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Receivables from Controlled Affiliates and other assets	14	8	1	2	7	3	—	4	0	0	—	0	—	—	40
Investments in Affiliates	—	—	—	—	—	—	(189)	—	—	—	—	—	—	—	(189)
Due from Affiliates:
Controlled Affiliates	166	—	0	0	249	—	67	—	—	1	—	—	—	30	513
Non-Controlled Affiliates	7	—	—	—	2	2	—	—	—	—	—	—	—	18	29

Total Due from Affiliates	173	—	0	0	251	2	67	—	—	1	—	—	—	47	543

Total Assets	$214	$8	$1	$2	$386	$6	$(120)	$4	$0	$17	$—	$0	$0	$88	$606

Liabilities and Stockholders’ Equity
Liabilities
Payables to Controlled Affiliates and other liabilities	$—	$—	$—	$—	$—	$1	$0	$0	$0	$0	$0	$0	$0	$2	$4
Due to Affiliates:
Controlled Affiliates	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Non-Controlled Affiliates	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Due to Affiliates	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Secured Claims Payable to Third Parties	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Taxes Payable	—	—	—	—	(2)	—	—	—	(0)	(0)	—	—	—	—	(2)
Liabilities Subject to Compromise	11	7	6	6	618	3	—	2	32	5	7	10	—	270	977

Total Liabilities	11	7	6	6	616	4	0	2	32	6	8	10	0	272	979
Stockholders’ Equity	202	1	(5)	(4)	(230)	2	(121)	2	(31)	11	(8)	(10)	(0)	(184)	(374)

Total Liabilities and Stockholders’ Equity	$214	$8	$1	$2	$386	$6	$(120)	$4	$0	$17	$—	$0	$0	$88	$606

See accompanying Notes to Balance Sheets

Note: All values that are exactly zero are shown as “—”. Values between zero and $500,000 appear as “0”.

(1)	Balances for Debtors do not reflect the impact of eliminations of intercompany balances and investments in subsidiaries.

Balance Sheets as of October 2, 2014 (Unaudited)

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors and Debtor-Controlled Entities

Balance Sheets As of October 2, 2014 (Debtor-Controlled Entities)

(Unaudited)

($ in millions)	Lehman ALI Inc. (2)	Property Asset Management Inc. (3)	LB I Group Inc. (3)	Lehman Brothers Bancorp Inc. (3)	PAMI Holdings LLC	314 Common- wealth Ave Inc. (3)	LB U.K. Holdings (Delaware) Inc.	PAMI ALI LLC	Lux Finance Sarl	Other Debtor- Controlled Entities	Debtor - Controlled Group Elims (1)	Total Debtor- Controlled Entities
Assets
Cash and short-term investments	$52	$12	$24	$197	$3	$2	$17	$13	$1	$396	$—	$717
Cash and short-term investments pledged or restricted	0	—	1	2	4	—	—	23	(0)	122	—	152
Financial instruments and other inventory positions:
Commercial Real Estate	88	456	0	—	357	(0)	0	58	—	43	—	1,002
Loans and Residential Real Estate	60	0	0	1	—	—	—	—	—	0	—	60
Principal investments	1	—	1,324	—	—	—	0	1	—	592	—	1,918
Derivative Receivables and Related Assets	—	—	—	—	—	—	—	—	—	8	—	8

Total Financial instruments and other inventory positions	148	456	1,325	1	357	(0)	0	60	—	642	—	2,988
Subrogated Receivables from Affiliates and Third Parties	—	—	—	—	—	—	—	—	—	—	—	—
Receivables from Controlled Affiliates and other assets	442	0	79	2	2	176	96	23	—	336	(262)	895
Investments in Affiliates	(35,340)	2	0	11	—	(85)	240	(215)	—	(121)	4,717	(30,792)
Due from Affiliates:
Controlled Affiliates	3,765	0	576	—	—	232	169	723	—	1,707	(2,198)	4,975
Non-Controlled Affiliates	41	0	4	456	—	528	1,241	42	749	594	—	3,655

Total Due from Affiliates	3,805	0	580	456	—	760	1,410	765	749	2,302	(2,198)	8,631

Total Assets	$(30,892)	$470	$2,010	$669	$365	$853	$1,763	$668	$750	$3,678	$2,258	$(17,408)

Liabilities and Stockholders’ Equity
Liabilities
Payables to Controlled Affiliates and other liabilities	$130	$4	$304	$33	$1	$0	$13	$110	$—	$495	$(263)	$829
Due to Affiliates:
Controlled Affiliates	3,526	—	3,796	71	—	989	1,022	3,483	939	3,220	(2,197)	14,849
Non-Controlled Affiliates	8	0	34	14	—	7	114	25	—	1,405	—	1,609

Total Due to Affiliates	3,534	0	3,830	86	—	997	1,136	3,509	939	4,625	(2,197)	16,457
Secured Claims Payable to Third Parties	—	—	—	—	—	—	—	—	—	—	—	—
Taxes Payable	365	—	5	—	—	204	(12)	30	—	1	—	592
Liabilities Subject to Compromise	—	—	—	—	—	—	—	0	—	0	—	0

Total Liabilities	4,029	4	4,139	119	1	1,200	1,138	3,648	939	5,122	(2,461)	17,879
Stockholders’ Equity	(34,921)	467	(2,129)	550	364	(348)	626	(2,980)	(189)	(1,443)	4,718	(35,287)

Total Liabilities and Stockholders’ Equity	$(30,892)	$470	$2,010	$669	$365	$853	$1,763	$668	$750	$3,678	$2,258	$(17,408)

See accompanying Notes to Balance Sheets

Note: All values that are exactly zero are shown as “—”. Values between zero and $500,000 appear as “0”.

(1)	Balances reflect the impact of eliminations of (i) intercompany balances only between Debtor-Controlled Entities and (ii) investments in subsidiaries only between Debtor-Controlled Entities.
(2)	Lehman Ali Inc is reflected on a consolidated basis excluding wholly owned subsidiaries that are Debtor entities, 314 Commonwealth Ave Inc, and Pami ALI LLC.
(3)	Entities are reflected on a consolidated basis, e.g. Property Asset Management Inc. includes its wholly owned subsidiary, Orbit RE LLC.

Balance Sheets as of October 2, 2014 (Unaudited)

IV. Accompanying Schedules

Commercial Real Estate - by Product Type (1)

$ in millions	Lehman Brothers Holdings Inc.	Lehman Commercial Paper Inc.	Total Debtor Entities	Property Asset Management Inc.	PAMI Holdings LLC	Other Debtor- Controlled Entities	Total LBHI Controlled Entities	Cost and Unpaid Principal Balances (2)
Commercial Real Estate
North America
Whole loans
Senior	$0	$86	$87	$—	$15	$35	$137	$185
B-notes/Mezzanine	1	3	4	—	—	4	8	30
Equity	—	—	—	251	134	27	412	713
Real Estate Owned	—	236	236	199	208	83	727	1,413
Other	17	4	21	5	1	4	31	73

Subtotal	19	329	348	456	358	153	1,314	2,413
Europe
Whole loans
B-notes/Mezzanine	—	113	113	—	—	—	113	206
Equity	—	63	63	—	—	33	96	199
Other	17	—	17	—	—	—	17	2

Subtotal	17	176	193	—	—	33	226	407
Asia
Equity	—	—	—	—	—	1	1	6
Other	—	—	—	—	—	1	1	0

Subtotal	—	—	—	—	—	2	2	6

Total Commercial Real Estate	$35	$506	$541	$456	$358	$188	$1,542	$2,826

Notes:

(1)	Refer to the accompanying Notes to the Balance Sheets for further discussion on valuation and additional disclosures.
(2)	Cost information primarily includes: (i) for whole loans and corporate loans, the remaining outstanding principal balance; (ii) for equity, the total acquisition amount net of distributions deemed return of capital; (iii) for REO, the cost/unpaid principal balance as determined in (i) or (ii) as of the date of ownership of the property plus or minus principal balance changes subsequent to ownership. There are 12 portfolio investments recorded at zero recovery value with a cost/ unpaid principal balance of approximately $285 million that are not included in the schedule above.

Balance Sheets as of October 2, 2014 (Unaudited)

Commercial Real Estate - By Property Type and Region (1)

$ in millions	North America	Europe	Asia	Total	Cost and Unpaid Principal Balances (2)
Commercial Real Estate
Senior Whole Loans
Office/Industrial	$3	$—	$—	$3	$3
Hotel	46	—	—	46	47
Land/Other	89	—	—	89	135

Total Senior Whole Loans by Type	137	—	—	137	185
B-Note/Mezz Whole Loans
Office/Industrial	1	113	—	114	211
Hotel	1	—	—	1	—
Multi-family	2	—	—	2	5
Condominium	0	—	—	0	20
Land/Other	4	—	—	4	—

Total B-Notes/Mezz Whole Loans by Type	8	113	—	121	236
Equity
Office/Industrial	46	—	—	46	82
Hotel	87	29	2	117	223
Multi-family	34	—	—	34	20
Retail	2	—	0	2	4
Mixed-use	—	63	—	63	75
Condominium	121	—	—	121	241
Land/Other	121	3	0	125	273

Total Equity by Type	411	95	2	509	918
Real Estate Owned
Hotel	210	—	—	210	192
Multi-family	26	—	—	26	29
Land/Other	491	—	—	491	1,191

Total Real Estate Owned by Type	727	—	—	727	1,413
Other	31	17	—	48	74

Total Commercial Real Estate	$1,314	$226	$2	$1,542	$2,826

Notes:

(1)	Refer to the accompanying Notes to the Balance Sheets for further discussion on valuation and additional disclosures.
(2)	Cost information primarily includes: (i) for whole loans and corporate loans, the remaining outstanding principal balance; (ii) for equity, the total acquisition amount net of distributions deemed return of capital; (iii) for REO, the cost/unpaid principal balance as determined in (i) or (ii) as of the date of ownership of the property plus or minus principal balance changes subsequent to ownership. There are 12 portfolio investments recorded at zero recovery value with a cost/ unpaid principal balance of approximately $285 million that are not included in the schedule above.

Balance Sheets as of October 2, 2014 (Unaudited)

Loans (by Maturity Date) and Residential Real Estate (1)

$ in millions
	Debtor Entities
Maturity Date by Year	Lehman Brothers Holdings Inc.	Lehman Brothers Special Financing Inc.	Lehman Commercial Paper Inc.	Debtor - Controlled Entities	Total LBHI - Controlled Entities

	Notional (2)
2014	$—	$—	$6	$—	$6
2015	—	—	1	25	25
2016	—	—	13	—	13
2017 and over	—	—	244	—	244

Subtotal Loans	—	—	263	25	287

Residential Real Estate (3) (4)	13	—	11	134	158

Total Loans and Residential Real Estate	$13	$—	$274	$159	$445

	Recovery Value
2014	$—	$—	$3	$—	$3
2015	—	—	1	24	25
2016	5	—	12	—	17
2017 and over (5)	8	0	28	—	36

Subtotal Loans	13	0	44	24	81

Equity positions - Loans	40	—	2	—	42
Residential Real Estate	76	—	3	36	116

Total Loans and Residential Real Estate	$129	$0	$50	$60	$239

Notes:

(1)	This schedule reflects loans and residential real estate assets that are included on the Balance Sheets. Refer to the accompanying Notes to the Balance Sheets for further discussion on valuation and additional disclosures.
(2)	Represents the remaining outstanding principal balance on only Loans by stated maturity dates.
(3)	Cost information related to Subrogated Collateral transferred to LBHI under the LBI Settlement is reflected as zero.
(4)	Cost information primarily represents: (i) for whole loans, warehouse lines and REO (RV $1.5 million / Cost $13.2 million), the remaining outstanding principal balance; and (ii) for mortgage backed securities (“MBS”) (RV $102.7 million / Cost $144.4 million), the initial Class Principal amount or $100. MBS consists of Excess Spread, Residual, Interest-Only and Subordinated tranches. Cost information for MBS with a recovery value < $100, legal claims and mortgage servicing rights is not included.
(5)	Includes approximately $9 million in LCPI related to defaulted securities with past maturity dates.

Balance Sheets as of October 2, 2014 (Unaudited)

Private Equity / Principal Investments - by Legal Entity and Product Type

$ in millions	Direct Investments	GP/LP Investments (3)	Total (1)	Assets held for the benefit of LCPI (4)	Total per Balance Sheets
By Legal Entity
Debtors:
Lehman Brothers Holdings Inc.	$6	$3	$9	$—	$9
Lehman Commercial Paper Inc.	422	—	422	(297)	125

Total Debtors	428	3	430	(297)	133

Debtor-Controlled:
LB I Group Inc. (2)	889	137	1,026	297	1,323
Other Debtor-Controlled	14	581	596	—	596

Total Debtor-Controlled	903	718	1,622	297	1,918

Total	$1,331	$721	$2,052	$—	$2,052

By Product Type
Private Equity / Diversified Funds	$1,211	$390	$1,601
Fixed Income	116	9	124
Real Estate Funds	—	305	305
Other	4	17	21

Total	$1,331	$721	$2,052

Investments at cost (5)	$1,559	$1,093	$2,653
Unpaid Principal Balances (6)	$164	$—	$164

Notes:

(1)	The amounts include the unencumbered assets held by a legal entity and the economic interests in the assets held by another legal entity. Refer to the accompanying Notes to the Balance Sheets for further discussion on valuation and additional disclosures.
(2)	LB I Group Inc. (read LB “one” Group Inc.) is a major Debtor-Controlled entity. LB I Group Inc. is presented on a consolidated basis.
(3)	Includes Limited Partner (“LP”) interests in investment funds and General Partner (“GP”) ownership interests in Fund Sponsors.
(4)	“Assets held for the benefit of LCPI” represents a reconciliation of the assets encumbered from LB I Group to LCPI.
(5)	Cost information primarily includes: (i) for direct equity investments and hedge funds, the total amount funded net of distributions deemed return of capital; (ii) for partnership interests with no redemptions, the original amount funded; (iii) for partnership interests with redemptions or distributions, the ratio of cost to recovery value for the underlying portfolio assets applied to the Net Asset Value for the Company’s positions; and (iv) value for assets that have been recorded at de minimis recovery value amounts.
(6)	Represents the remaining outstanding principal balance on corporate loans.

Balance Sheets as of October 2, 2014 (Unaudited)

Derivatives Assets and Liabilities (1)

$ in millions	Lehman Brothers Holdings Inc.	LB 745 LLC	Lehman Brothers Special Financing Inc.	Lehman Brothers Commodity Services Inc.	Lehman Brothers OTC Derivatives Inc.	Lehman Brothers Commercial Corporation	Lehman Commercial Paper Inc.	Lehman Brothers Financial Products Inc.	Lehman Brothers Derivative Products Inc.	Merit LLC	Total Debtors
Assets - Receivables, Net
Open	$—	$—	$136	$—	$—	$—	$—	$—	$—	$—	$136
Terminated / Matured	—	—	179	15	—	2	—	—	—	—	195

Total	—	—	315	15	—	2	—	—	—	—	332
Other Derivative Related Assets (2)	—	—	67	—	—	—	—	—	—	39	106

Total Derivatives and Related Assets	$—	$—	$382	$15	$—	$2	$—	$—	$—	$39	$438

# of Counterparty contracts
Open	—	—	82	—	—	—	—	—	—	—	82
Termed / Matured	—	—	270	9	2	6	—	24	2	—	313

Total	—	—	352	9	2	6	—	24	2	—	395

SPV Receivables (3)	$—	$—	$79	$—	$—	$—	$—	$—	$—	$—	$79

Liabilities - Payables
Agreed (4)	$(19)	$—	$(19,432)	$(1,334)	$(484)	$(357)	$(39)	$(57)	$(77)	$—	$(21,800)
Pending Resolution (5)	(3)	(2)	(3,655)	(51)	(15)	(129)	—	—	(2)	—	(3,858)

Total	$(23)	$(2)	$(23,086)	$(1,385)	$(500)	$(486)	$(39)	$(57)	$(79)	$—	$(25,658)

# of Counterparty contracts	4	—	1,739	182	93	140	1	10	42	—	2,211

Notes:

(1)	Refer to the accompanying Notes to the Balance Sheets for further discussion regarding derivative amounts recorded. Derivatives liabilities are presented prior to distributions on allowed claims.
(2)	Amounts primarily include notes in various special purpose vehicles, deposits with various brokers for OTC hedges and equity positions in various corporations.
(3)	Represents the portion of derivatives receivables resulting from transactions with counterparties deemed as special purpose vehicles including receivables from entities that structurally subordinate the rights of the Debtor.
(4)	Agreed is defined as claims that are recorded at values agreed upon with counterparties and classified as allowed or accepted as filed.
(5)	Pending Resolution are recorded at expected claim amounts estimated by the Company.

Balance Sheets as of October 2, 2014 (Unaudited)

Unfunded Lending and Private Equity / Principal Investments Commitments (1)

As of November 30, 2014

	Debtor Entities
$ in millions	Lehman Brothers Holdings Inc.	Lehman Commercial Paper Inc.	Total Debtor Entities	Debtor- Controlled Entities	Total LBHI Controlled Entities
Real Estate
Commercial	$—	$—	$—	$6	$6
Private Equity / Principal Investments
Private Equity Platform	—	—	—	199	199
Direct Investments	—	—	—	1	1
GP / LP Investments	—	—	—	5	5

Total	—	—	—	205	205

Total	$—	$—	$—	$211	$211

Notes:

(1)	The schedule includes fully and partially unfunded commitments as of November 30, 2014, under real estate and private equity partnerships made by the Company prior to the Chapter 11 cases.

Balance Sheets as of October 2, 2014 (Unaudited)

Significant Restructurings, Settlements, Sales, Wind-down, or Liquidations

July 1, 2014 – October 2, 2014

($ millions)	Actual Cash Collected	2014+ Cash Flow Estimates (1)	6/30/2014 Balance Sheets Value (2)	Realized Gain / (Loss) Relative to 2014+ Cash Flow Estimate	Realized Gain / (Loss) Relative to 6/30/14 Balance Sheets Value
Loans and Residential Real Estate
Endemol	$176	$177	$173	$(2)	$3
HMH	44	46	46	(2)	(2)
Other Loans	12	11	11	1	1
Other Residential Real Estate	16	16	16	1	—

Total Loans and Residential Real Estate	$248	$250	$246	$(2)	$2

Private Equity / Principal Investments
Formula One	$103	$103	$103	$—	$—
Other sales	60	37	60	23	0
GP and LP Stakes in PE and Hedge Funds	23	22	22	1	1

Total Private Equity / Principal Investments	$186	$163	$185	$24	$1

Derivatives (3)
Deal A	$112	$111	$111	$2	$2
Deal B	122	121	121	1	1
Other sales	158	104	115	54	43

Total Derivatives	$392	$335	$347	$57	$46

Real Estate (3)
Deal C	$30	$30	$30	$—	$—
Deal D	8	8	8	—	—
Other sales	108	106	107	1	0

Total Real Estate	$146	$144	$145	$1	$0

Total Significant Monetizations	$972	$892	$923	$80	$49

All values that are exactly zero are shown as “-”. Values between zero and $0.5 million appear as “0”. Totals may not foot due to rounding.

(1)	Represents estimated recoveries reflected in the 2014+ Cash Flow Estimates for the asset.
(2)	Represents the recorded value reported on the prior period balance sheet (as of June 30, 2014) for the asset.
(3)	Certain monetizations are anonymous due to confidentiality requirements.

Balance Sheets as of October 2, 2014 (Unaudited)

Costs and Expenses

($ in million)	Period Ended October 2, 2014 (3)	Year to Date October 2, 2014 (3)	2014+ CFE 2014 Full Year Estimate (3)(4)
Professional Fees (1)	$35	$125	$183
Compensation and Benefits (2)	23	126	146
Incentive Fees	—	21	59
Outsourced Services & IT Activities	8	28	39
Other Operating Disbursements	5	19	23

Total Costs & Expenses	$71	$319	$450

Notes:

(1)	For additional information, please refer to the Monthly Schedule of Professional Fees filed with the Bankruptcy Court.
(2)	Compensation and Benefits include amounts paid in January 2014 to certain employees for bonuses for 2013, as well as amounts paid to Alvarez & Marsal as interim management.
(3)	Expense amounts shown above exclude operating expenses from Aurora Commercial Corp.
(4)	2014+ CFE reflects actual operating expenses from January 1 through March 31, 2014, and estimated operating expenses from April 1 through December 31, 2014.